UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): March 14, 2005



                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
             (Exact name of registrant as specified in its charter)

       Delaware                     333-42578                   06-1285387
_______________________      ________________________      ___________________
   (State or other           (Commission File Number)       (I.R.S. Employer
   jurisdiction of                                         Identification No.)
   incorporation or
   organization)


       1 Corporate Drive, Suite 600
               Shelton, CT                                 06484
      ________________________________                   _________
      (Address of principal executive                    (Zip Code)
                  offices)


                                 203-925-7200
                        ________________________________
                        (Registrant's telephone number,
                             including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01 Other Events.

As previously described, beginning in January 2004, Horizon Offshore Contractors, Inc. ('Horizon') and its subcontractors, Cal Dive International, Inc., Tom Allen Construction Company, and Weeks Marine Inc. (collectively 'Subcontractors') filed complaints against Iroquois Gas Transmission System, L.P. and Iroquois Pipeline Operating Company (collectively 'Iroquois') alleging that Iroquois wrongfully terminated its agreement with Horizon and its Subcontractors to perform the Eastchester construction work in Long Island Sound and that Iroquois committed other breaches of such agreement in conjunction with the work. In response to such court proceedings, Iroquois filed answers and counterclaims against Horizon and its Subcontractors. These matters are collectively referred to as 'Eastchester Contract Suits'.

On March 11, 2005, Iroquois, Horizon and its Subcontractors reached an agreement resolving the claims and counter claims made in the Eastchester Contract Suits. In addition, Iroquois has reached an agreement in principle with certain of its insurance carriers regarding the recovery of a portion of the costs related to a failed directional pipeline drill that occurred during the construction of the Eastchester lateral. Our projected $334 million total Eastchester capital costs had reflected estimated costs for resolving these matters and the settlement of the Eastchester Contract suits and the expected insurance recovery associated with the directional drill are within those estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                IROQUOIS GAS TRANSMISSION SYSTEM, L.P., as Registrant
                By:     Iroquois Pipeline Operating Company, its Agent


Dated:  March 14, 2005      By:     /s/ Paul Bailey
                                     ____________________
                            Name:     Paul Bailey
                            Title:    Vice President and
                                      Chief Financial Officer